Exhibit 99.7

FEDERAL HOME LIFE INSURANCE COMPANY

Statutory Statements of Admitted Assets, Liabilities and Capital and Surplus

(Amounts in millions, except share amounts)

(Unaudited)

As of March 31, 2006
Admitted Assets
Investments:
Bonds	$636.6
Common stocks - affiliates	1,034.4
Mortgage loans	113.7
Policy loans	13.1
Cash and short-term investments	3.8

Total cash and invested assets	1,801.6
Reinsurance ceded	6.9
Deferred income taxes	3.1
Premiums and accounts receivable	2.1
Investment income due and accrued	7.8
Receivable from parent, subsidiaries, and affiliates	0.1
Other assets	5.0

Total admitted assets	$1,826.6

Liabilities and Capital and Surplus
Liabilities:
Aggregate reserves - life and annuity contracts	$428.2
Aggregate reserves - accident and health policies	28.9
Liability for deposit-type contracts	18.6
Liability for policy and contract claims	9.1
Interest maintenance reserve	9.5
General expenses due and accrued	0.3
Federal income taxes due or accrued	3.3
Remittances and items not allocated	7.6
Asset valuation reserve	7.3
Payable to parent, subsidiary and affiliates	2.3
Other liabilities	5.0

Total liabilities	520.1

Capital and surplus:
Common stock, Class A ($100 par value. Authorized 530,125 shares; issued and outstanding 219,821 shares)	22.0
Paid-in surplus	1,020.9
Unassigned surplus	263.6

Total capital and surplus	1,306.5

Total liabilities and capital and surplus	$1,826.6

These financial statements should be read in conjunction with the audited statutory financial statements and related notes of Federal Home Life Insurance Company as of and for the years ended December 31, 2005 and 2004.

FEDERAL HOME LIFE INSURANCE COMPANY

Statutory Statements of Summary of Operations

(Amounts in millions)

(Unaudited)

	Three months ended March 31,
	2006	2005
Revenues:
Premiums and annuity considerations	$12.3	$11.8
Considerations for supplementary contracts with life contingencies	0.3	0.3
Investment income	11.1	12.4
Amortization of interest maintenance reserve	0.5	0.6
Commission and expense allowances on reinsurance ceded	0.1	0.1

Total revenues	24.3	25.2

Benefits:
Death benefits	3.6	3.7
Annuity benefits	2.6	2.7
Disability benefits and benefits under accident and health policies	7.4	7.0
Surrender benefits and other fund withdrawals	9.0	8.6
Interest and adjustments on policy or deposit-type contract funds	0.3	0.3
Payments on supplementary contracts with life contingencies	0.4	0.4
Decrease in aggregate reserves - life, annuity and accident and health	(9.9)	(8.8)

Total benefits	13.4	13.9

Expenses:
Commissions	1.3	1.3
General insurance expenses	2.2	1.4
Insurance taxes, licenses and fees	0.3	0.4
Increase in loading on deferred and uncollected premiums	0.3	—

Total expenses	4.1	3.1

Total benefits and expenses	17.5	17.0

Income before federal income taxes and realized capital losses	6.8	8.2
Federal income tax provision	1.0	1.6

Income before realized capital losses	5.8	6.6
Realized capital losses, net	—	(0.4)

Net income	$5.8	$6.2

These financial statements should be read in conjunction with the audited statutory financial statements and related notes of Federal Home Life Insurance Company as of and for the years ended December 31, 2005 and 2004.

FEDERAL HOME LIFE INSURANCE COMPANY

Statutory Statements of Changes in Capital and Surplus

(Amounts in millions)

(Unaudited)

	Common stock	Paid-in surplus	Unassigned surplus	Total
Balances as of December 31, 2004	$22.0	$1,020.9	$167.3	$1,210.2
Net income	—	—	6.2	6.2
Change in net unrealized capital gains (losses)	—	—	(2.5)	(2.5)
Change in net deferred income tax	—	—	(1.0)	(1.0)
Change in nonadmitted assets	—	—	0.2	0.2
Change in asset valuation reserve	—	—	0.7	0.7

Balances as of March 31, 2005	$22.0	$1,020.9	$170.9	$1,213.8

	Common stock	Paid-in surplus	Unassigned surplus	Total
Balances as of December 31, 2005	$22.0	$1,020.9	$45.4	$1,088.3
Net income	—	—	5.8	5.8
Change in net unrealized capital gains (losses)	—	—	208.6	208.6
Change in net deferred income tax	—	—	(3.0)	(3.0)
Change in nonadmitted assets	—	—	7.1	7.1
Change in asset valuation reserve	—	—	(0.3)	(0.3)

Balances as of March 31, 2006	$22.0	$1,020.9	$263.6	$1,306.5

These financial statements should be read in conjunction with the audited statutory financial statements and related notes of Federal Home Life Insurance Company as of and for the years ended December 31, 2005 and 2004.

FEDERAL HOME LIFE INSURANCE COMPANY

Statutory Statements of Cash Flows

(Amounts in millions)

(Unaudited)

	Three months ended March 31,
	2006	2005
Cash from operations:
Premiums collected net of reinsurance	$13.3	$12.5
Net investment income	11.5	13.0
Miscellaneous income	0.1	0.2

Total	24.9	25.7

Benefit and loss related payments	29.2	25.0
Commissions, expenses paid, and aggregate write-ins for deductions	3.8	1.8
Federal income taxes paid, net of tax on capital gains	(0.1)	—

Total	32.9	26.8

Net cash applied to operations	(8.0)	(1.1)

Cash from investments:
Proceeds from investments sold, matured, or repaid:
Bonds	11.4	5.7
Mortgage loans	3.8	9.5
Miscellaneous proceeds	11.8	0.3

Total investment proceeds	27.0	15.5

Cost of investments acquired (long-term only):
Bonds	20.8	—
Mortgage loans	3.4	2.7

Total investment acquired	24.2	2.7
Net change in policy loans and premium notes	(0.2)	(0.4)

Net cash provided by investments	3.0	13.2

Cash from financing and miscellaneous sources:
Cash provided (applied):
Borrowed funds received	2.6	(3.4)
Net deposits on deposit-type contracts and other insurance liabilities	(1.3)	(0.2)
Other cash applied	4.2	(10.1)

Net cash provided by (applied to) financing and miscellaneous sources	5.5	(13.7)

Reconciliation of cash and short-term investments:
Net change in cash and short-term investments	0.5	(1.6)
Cash and short-term investments at beginning of period	3.3	1.6

Cash and short-term investments at end of period	$3.8	$—

These financial statements should be read in conjunction with the audited statutory financial statements and related notes of Federal Home Life Insurance Company as of and for the years ended December 31, 2005 and 2004.